Exhibit 99.1

Broadscale Acquisition Corp. Announces Pricing of Upsized $300 Million Initial Public Offering

NEW YORK, Feb. 11, 2021 (GLOBE NEWSWIRE) -- Broadscale Acquisition Corp. (the “Company”) today announced the pricing of its upsized initial public offering of 30,000,000 units at a price of $10.00 per unit. The units will be listed on The Nasdaq Capital Market and trade under the ticker symbol “SCLEU” beginning February 12, 2021. Each unit consists of one share of Class A common stock of the Company and one-fourth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock of the Company at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. Once the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be listed on The Nasdaq Capital Market under the symbols “SCLE” and “SCLEW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. The Company intends to focus its search for a business combination target on opportunities that align with its mission of “Disruption for Good”-- that is, the transformation of traditional industries in positive ways that generate tangible improvements to the well-being of the global population, particularly with respect to energy, transportation, buildings, manufacturing, and food and agriculture.

The Company’s sponsor is a joint venture of Andrew L. Shapiro’s Broadscale Group and Jonathan Z. Cohen and Edward E. Cohen’s HEPCO Capital Management. The Company is led by Andrew L. Shapiro, Chairman and Chief Executive Officer; Dan Leff, Senior Operating Partner; and John Hanna, Chief Financial Officer and Head of Acquisitions. The team also includes independent directors Lisa Coca, Andy Karsner, and Georgia Levenson Keohane, as well as senior advisors Stephan Dolezalek, Ray Lane, and Heather Zichal.

The offering is expected to close on February 17, 2021, subject to customary closing conditions.

Morgan Stanley is acting as sole book-running manager for the offering. The Company has granted the underwriter a 45-day option to purchase on a pro rata basis up to 4,500,000 additional units at the initial public offering price, less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of units.

The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained, when available, from:

Morgan Stanley & Co. LLC
Attention: Prospectus Department
180 Varick Street, 2nd Floor
New York, NY 10014

Registration statements relating to these securities have been filed with the Securities and Exchange Commission (“SEC”) and became effective on February 11, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Andrew Shapiro
Chairman and Chief Executive Officer
ashapiro@broadscalespac.com
(646) 849-9977

John Hanna
Chief Financial Officer and Head of Acquisitions
jhanna@broadscalespac.com
(917) 941-4273